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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report: (Date of earliest event reported)

                                  May 15, 2002

                              GOVERNMENT TRUSTS 3-C
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                    Illinois
                                    --------
                 (State or other jurisdiction of incorporation)

                 33-30048                       36-6193824
                 --------                       ----------
          (Commission File Number)          (IRS Employer I.D. No.)

                           Bank One Trust Company, NA
             (formerly The First National Bank of Chicago), Trustee

   9th Floor, Suite IL1-0126, One North State Street, Chicago, Illinois 60670
   --------------------------------------------------------------------------
               (Address of principal executive offices (Zip Code)

       Registrant's telephone number, including area code: (312) 407-2797

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Item 5. Other Events

Attached hereto as Exhibit A are copies of the reports to holders of Government Trust Certificates Class 3-C, dated May 15, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Bank One Trust Company, NA (formerly The First National Bank of Chicago) has duly caused this report to be signed for the registrant Trust by a duly authorized signatory of the Trustee.

                                   GOVERNMENT TRUST CERTIFICATES


                                   By: Bank One Trust Company, NA
                                       -----------------------------------------
                                   (formerly The First National Bank of Chicago) Not in its individual capacity but solely as Trustee on behalf of the Trusts 3-C.

                                   By: /s/ Joan E. Blume
                                       -----------------------------------------
                                       Joan E. Blume
                                       Trust Officer

Date: as of May 15, 2002

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                                                Suite IL1-0540
                                                One Bank One Plaza
                                                Chicago, IL 60670-0540
                                                1-800-524-9472



                                                          May 15, 2002



To The Holders of
Government Trust Certificates
Zero Coupon Class 3-C

In accordance with Section 4.1 of the Declaration of Trust ("Trust"), Bank One Trust Company, NA (formerly The First National Bank of Chicago), as Trustee and not in its individual capacity ("Trustee"), hereby provides the holders of the above-mentioned certificates this Semi-annual Report relating to the May 15, 2002 Certificate Payment Date.

Any capitalized terms used herein shall have the meaning assigned to them in the Trust.

1.   The aggregate dollar amount distributed to holders of Class 3-C
     Certificates: $13,869,383.39

2. The Principal Balance of the Class 3-C Note after the May 3, 2002 Note Payment Date: $300,815,945.82

3.   The Deficient amount of the Note Payment:  $-0-

Neither a delinquency in payment under any of the Notes nor an Event of Default has occurred and is continuing.

I, Joan E. Blume, a Responsible Officer of the Trustee, to the best of my knowledge and belief, certify that this Semi-annual Report is complete and accurate.


                                                      By: /s/ Joan E. Blume
                                                         ----------------------
                                                             Joan E. Blume
                                                             Trust Officer

                                        For Bank One Trust Company, NA (formerly
                                        The First National Bank of Chicago), as
                                        Trustee and not in its individual
                                        capacity.